UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008 (January 1, 2008)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Entry into a Material Definitive Agreement

Effective January 1, 2008, Nationwide Financial Services, Inc. (NFS) entered into an Executive Severance Agreement with Mark R. Thresher, president and chief operating officer of NFS. This agreement replaces the Employment Agreement between NFS and Mr. Thresher dated January 1, 2004. Also effective January 1, 2008, Nationwide Mutual Insurance Company (NMIC), the ultimate majority parent company of NFS, entered into an Executive Severance Agreement with W.G. Jurgensen, chief executive officer of NFS. This agreement replaces the Employment Agreement between NMIC and Mr. Jurgensen dated May 26, 2000.

The Executive Severance Agreements made the following changes to Mr. Thresher’s and Mr. Jurgensen’s Employment Agreements:

•	eliminated the change-of-control benefits provided in the Employment Agreements based on market competitive trends;

•	modified provisions of the Employment Agreements to comply with Section 409A of the Internal Revenue Code;

•

updated provisions related to the severance plans available to Mr. Thresher and Mr. Jurgensen to define the treatment of certain long-term awards that have been either eliminated or introduced since the original agreements were executed; and

•	eliminated references to perquisites that were previously eliminated by NFS and NMIC, such as company cars.

Item 9.01 – Financial Statements and Exhibits

(c)     Exhibits.

Exhibit 99.1	Executive Severance Agreement between NFS and Mark R. Thresher, dated January 1, 2008.

Exhibit 99.2	Executive Severance Agreement between NMIC and W.G. Jurgensen, dated January 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: February 19, 2008	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer